UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
Current Report Pursuant to Section 13 or 15(d)
Of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 26, 2005
SAFENET, INC.
(Exact Name of Registrant as Specified in its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

0-20634 (Commission File Number)	52-1287752 (IRS Employer Identification No.)
4690 Millennium Drive
Belcamp, Maryland 21017
(Address of Principal Executive Offices) (Zip Code)
(443) 327-1200
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1. REGISTRANT’S BUSINESS AND OPERATIONS
Item 1.01 Entry into a Material Definitive Agreement.
     On July 26, 2005, the stockholders of SafeNet, Inc. (“SafeNet” or the “Company”) approved an amendment to the Company’s 2001 Omnibus Stock Plan (the “Plan”) to increase the number of shares reserved for issuance under the Plan from 3,000,000 to 6,000,000 shares, which amendment had been earlier adopted by the Company’s Board of Directors. In addition, on July 26, 2005, the Board of Directors of the Company adopted the following additional amendments to the Plan:
•	An amendment to reduce the number of shares reserved for issuance under the Plan from 6,000,000 to 5,000,000 shares;

•	An amendment to provide that all stock options granted under the Plan shall have an exercise price of not less than the fair market value of the Company’s common stock as of the date of grant; and

•	An amendment prohibiting future grants of stock awards under Section 8 of the Plan.
     The description contained in this Item 1.01 of the amendments to the Plan is qualified in its entirety by reference to the full text of the Plan, as amended, which is incorporated by reference as Exhibit 10.1 hereto.
SECTION 8. OTHER EVENTS
Item 8.01 Other Events.
     At the Company’s Annual Meeting of Stockholders held on July 26, 2005, the stockholders voted to approve each of the three proposals voted upon at the meeting. Following is a description of each proposal:
1.	To elect eight (8) directors, each to hold office until their respective successors shall have been duly elected or appointed.
2.	To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2005.
3.	To increase the number of shares in the Company’s 2001 Omnibus Stock Plan from 3,000,000 to 6,000,000 shares.
Item 9.01 Financial Statements and Exhibits.
Exhibit 10.1 SafeNet, Inc. 2001 Omnibus Stock Plan, as amended.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: July 28, 2005

SAFENET, INC.

By:	/s/ Anthony A. Caputo

Anthony A. Caputo,
Chairman and Chief Executive Officer

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SAFENET, INC.
EXHIBIT INDEX TO FORM 8-K

EXHIBIT NO.	ITEM

10.1	SafeNet, Inc. 2001 Omnibus Stock Plan, as amended.